As filed with the Securities and Exchange Commission on June 8, 2000

                                                    Registration No. 333-_____

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           ------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                           ------------------------

                        RECKSON ASSOCIATES REALTY CORP.
            (Exact name of registrant as specified in its charter)

            Maryland                                   11-3233650
--------------------------------           -----------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                           ------------------------

                  Reckson Management Group, Inc. 401(k) Plan
                           (Full title of the plan)

                            -----------------------

                               SCOTT H. RECHLER
                   President and Co-Chief Executive Officer
                        Reckson Associates Realty Corp.
                             225 Broadhollow Road
                           Melville, New York 11747
                                (631) 694-6900
          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                                  CALCULATION OF REGISTRATION FEE

=========================== ================= ========================= ======================== ============================
   Title of Securities         Amount to          Proposed maximum         Proposed maximum      Amount of registration fee
     to be registered        be registered    offering price per unit     aggregate offering
                                                                                 price
--------------------------- ----------------- ------------------------- ------------------------ ----------------------------
Common Stock, par value
$.01 per share............    100,000 shares          $21.875 (1)             $2,187,500 (1)                $578 (2)
Interests of the Plan.....         (3)                   N/A                       N/A                        N/A
=========================== ================= ========================= ======================== ============================
(1)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c), based on the average of the high and low prices for the Common Stock as reported on the New York Stock
     Exchange on June 1, 2000.

(2)  In accordance with Rule 457(h), the filing fee is based on the maximum number of the registrant's securities issuable under the Plan that are covered by this Registration Statement.

(3)  Pursuant to rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the Plan described herein.


                               EXPLANATORY NOTE

          This Registration Statement relates to the Reckson Management Group, Inc. 401(k) Plan (the "Plan") and the offer and sale of the common stock, par value $.01 per share (the "Common Stock"), of Reckson Associates Realty Corp. (the "Company"), pursuant to the Plan, together with an indeterminable amount of interests in the Plan as may be purchased with contributions under the Plan.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents and the documents incorporated by reference herein pursuant to
Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

          Reckson Associates Realty Corp. (the "Company") hereby incorporates by reference the documents listed in (a), (b) and (c) below which have previously been filed with the Securities and Exchange Commission.

          (a)  The Annual Report on Form 10-K for the year ended December 31,
               1999.

          (b) The quarterly report on Form 10-Q for the quarter ended March 31, 2000.

          (c) The current reports on Form 8-K filed on January 14, 2000 and February 8, 2000.

          (d) The description of the Company's Common Stock contained in Item 1 of the Company's registration statement on Form 8-A, as amended, filed on May 9, 1995 pursuant to Section 12 of the Exchange Act.

          In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.        Description of Securities.

          Not Applicable.

Item 5.        Interests of Experts and Counsel.

          None.

Item 6.        Indemnification of Directors and Officers.

          The Maryland General Corporation Law, as amended from time to time (the "MGCL"), permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Amended and Restated Articles of Incorporation contain such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

          The Amended and Restated Articles of Incorporation authorize the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Amended and Restated Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

          MGCL requires a corporation (unless its charter provides otherwise, which the Amended and Restated Articles of Incorporation do not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses, upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and
(b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

          The Company has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and advance to the executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements and may cover executive officers and directors under the Company's directors' and officers' liability insurance. Although indemnification agreements offer substantially the same scope of coverage afforded the Bylaws, they provide greater assurance to directors and executive officers that indemnification will be available, because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or the stockholders to eliminate the rights they provide.

          The partnership agreement of Reckson Operating Partnership, L.P. (the "Operating Partnership") contains provisions indemnifying its partners and their officers and directors to the fullest extent permitted by the Delaware Limited Partnership Act.

Item 7.        Exemption from Registration Claimed.

          Not Applicable.

Item 8.        Exhibits.

4.1*     Amended and Restated Articles of Incorporation of the Company.

4.2**    Amended and Restated Bylaws of the Company.

4.3***   Form of Common Stock Certificate.

5.1      Opinion of Brown & Wood LLP.

5.2 The Company hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") on a timely basis from the effective date of this registration statement, and will make all changes required by the IRS in order to qualify the Plan.

23.1     Consent of Brown & Wood LLP (included as part of Exhibit 5.1).

23.2     Consent of Ernst & Young LLP.

24       Power of Attorney (included on page 6).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

**          Previously filed as an exhibit to the Company's Annual Report on
Form 10-K for the year ended December 31, 1999, filed with the SEC on March 17, 2000 and incorporated herein by reference.

***         Previously filed as an exhibit to the Registrant's registration statement on Form S-3 (File No. 333-91915) filed on December 1, 1999 pursuant to the Securities Act and incorporated herein by reference.

Item 9.        Undertakings.

          The undersigned registrants hereby undertake:

          (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          The Company. Pursuant to the requirements of the Securities Act of 1933, Reckson Associates Realty Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The Township of Huntington, State of New York, on June 5, 2000.

                                        RECKSON ASSOCIATES REALTY CORP.

                                        By:      /s/ Scott H. Rechler
                                            ----------------------------------
                                                 Scott H. Rechler
                                                 President


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Reckson Associates Realty Corp., hereby severally constitute Scott H. Rechler, Mitchell D. Rechler, and J. Michael Maturo, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Reckson Associates Realty Corp. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


           Signature                                             Title                                            Date
           ---------                                             -----                                            ----
/s/ Donald J. Rechler                Chairman of the Board, Co-Chief Executive Officer and Director         June 5, 2000
---------------------------          (principal executive officer)
Donald J. Rechler

/s/ Scott H. Rechler                 President, Co-Chief Executive Officer and Director                     June 5, 2000
---------------------------          (principal executive officer)
Scott H. Rechler

/s/ Roger M. Rechler                 Vice-Chairman of the Board, Executive Vice President and Director      June 5, 2000
---------------------------
Roger M. Rechler

/s/ J. Michael Maturo                Executive Vice President, Treasurer and Chief Financial Officer        June 5, 2000
---------------------------          (principal financial officer and principal accounting officer)
J. Michael Maturo

/s/ Mitchell D. Rechler              Executive Vice President, Co-Chief Operating Officer and Director      June 5, 2000
---------------------------
Mitchell D. Rechler

/s/ Harvey R. Blau                   Director                                                               June 5, 2000
---------------------------
Harvey R. Blau

/s/ Leonard Feinstein                Director                                                               June 5, 2000
---------------------
Leonard Feinstein

                                     Director
---------------------------
Herve A. Kevenides

/s/ John V.N. Klein                  Director                                                               June 5, 2000
---------------------------
John V.N. Klein

/s/ Lewis S. Ranieri                 Director                                                               June 5, 2000
---------------------------
Lewis S. Ranieri

/s/ Conrad D. Stephenson             Director                                                               June 5, 2000
------------------------
Conrad D. Stephenson


          The Plan. Pursuant to the requirements of the Securities Act of 1933, Michael Maturo, as the administrator of the Plan, has duly caused this Registration Statement to be signed on the Plan's behalf by the undersigned, thereunto authorized, in the City of New York, State of New York, on the 1st day of June, 2000.

                                   Reckson Management Group, Inc. 401(k) Plan

                                   By:  /s/ Michael Maturo
                                       ----------------------------------
                                           Michael Maturo
                                           Executive Vice President

                                 EXHIBIT INDEX

Exhibit No.    Description                                            Page
-----------    -----------                                            ----


4.1* Amended and Restated Articles of Incorporation of the Company.

4.2**          Amended and Restated Bylaws of the Company.

4.3***         Form of Common Stock Certificate.

5.1            Opinion of Brown & Wood LLP.                             9

5.2 The Company hereby undertakes to submit the Plan to the Internal Revenue Service (the "IRS") on a timely basis from the effective date of this registration statement, and will make all changes required by the IRS in order to qualify the Plan.

23.1           Consent of Brown & Wood LLP (included as part of
               Exhibit 5.1).

23.2           Consent of Ernst & Young LLP.                           10

24             Power of Attorney (included on page 6).

* Previously filed as an exhibit to Registration Statement on Form S-11 (No. 333-1280) and incorporated herein by reference.

**          Previously filed as an exhibit to the Company's Annual Report on
Form 10-K for the year ended December 31, 1999 filed with the SEC on March 17, 2000 and incorporated herein by reference.

***         Previously filed as an exhibit to the Registrant's registration statement on Form S-3 (File No. 333-91915) filed on December 1, 1999 pursuant to the Securities Act and incorporated herein by reference.